Exhibit 10.1

ACCO BRANDS CORPORATION

2005 LONG-TERM INCENTIVE PLAN

1.	Purpose of Plan

The purpose of this 2005 Long-Term Incentive Plan (the “Plan”) is to (i) aid ACCO Brands Corporation (“ACCO”) and its Subsidiaries (with ACCO, collectively, the “Company”) in achieving superior long-term performance through attracting, retaining and motivating the best available Key Employees and Non-Employee Directors. The Plan seeks to achieve this purpose through providing incentives linked to value creation for shareholders and achievement of certain long-term strategic and financial goals.

2.	Definitions

As used in the Plan, the following words shall have the following meanings:

a. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on July 25, 2005;

b. “Award” means an award or grant made to an Employee Participant or Director Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Right, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award, or any combination of the foregoing;

c. “Board of Directors” means the Board of Directors of ACCO;

d. “Code” means the Internal Revenue Code of 1986, as amended;

e. “Committee” means the Compensation Committee of the Board of Directors;

f. “Common Stock” means common stock, par value $.01 per share, of ACCO;

g. “Director Award” means an award or grant made to a Director Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Right, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award, or any combination of the foregoing.

h. “Director Participant” means any Non-Employee Director to whom one or more Director Award grants have been made that have not all been forfeited or terminated under the Plan;

i. “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability shall mean that condition described in Section 22(e)(3) of the Code, as amended from time to time. In the event of a dispute, the determination of a Disability shall be made by the Committee (or, with respect to a Non-Employee Director, the Board of Directors) and shall be supported by advice of a physician competent in the area to which Disability relates. Subject to the approval of the Committee (or, with respect to a Non-Employee Director, the Board of Directors), a different definition of Disability may be applicable to a Participant employed outside the United States who is subject to local disability laws and programs.

j. “Employee Participant” means a Key Employee to whom one or more Awards have been granted that have not all been forfeited or terminated under the Plan;

k. “Exchange Act” means the Securities Exchange Act of 1934, as amended;

l. “Fair Market Value” means the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange, Inc. composite tape (or if such Common Stock is not then traded on the New York Stock Exchange, on the stock exchange or over-the-counter market on which Common Stock is principally trading) on the date of measurement, and if there were no trades on such measurement date, on the day on which a trade occurred next preceding such measurement date, provided, however, that if the measurement date is a Sunday and the following Monday is a day on which trades occur, the average of the high and low sale prices of a share of Common Stock on such Monday shall be used, and provided, further, that the Committee may provide that Fair Market Value means the price of a share of Common Stock on the New York Stock Exchange, Inc. at the time of delivery of shares of Common Stock in payment of the exercise price pursuant to Section 6(a)(iii).

m. “Incentive Stock Option” means a stock option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Section 422 of the Code;

n. “Key Employee” means any person, including an officer, in the employment of the Company who, in the opinion of the Committee, is or is expected to be responsible for the management, growth or protection of some part or aspect of the business of the Company or who makes, or is expected to make, a critical contribution to the Company;

o. “Limited Right” means a right which the Committee (or, with respect to a Director Award, the Board of Directors) may determine to include in an Option or Right for a Participant to receive cash in lieu of the exercise of an Option or Right as set forth in Section 12(b);

p. “Non-Employee Director” means any current of future member of the Board of Directors who is not an employee of ACCO or a Subsidiary.

q. “Nonqualified Stock Option” means a stock option to purchase shares of Common Stock which is intended not to qualify as an incentive stock option as defined in Section 422 of the Code;

r. “Option” means an Incentive Stock Option, a Nonqualified Stock Option or an option granted pursuant to Section 15;

s. “Other Stock-Based Award” means an Award pursuant to Section 9;

t. “Participant” means an Employee Participant or Director Participant;

u. “Performance Period” means the period specified with respect to a Performance Award, or Award of Restricted Stock Units during which specified performance criteria are to be measured;

v. “Performance Award” means an Award granted pursuant to Section 8;

w. “Restricted Stock” means shares of Common Stock granted pursuant to Section 7 or as part of a Performance Award or an Other Stock-Based Award that is issued to an Employee Participant or Non-Employee Director subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee (or, with respect to a Director Award, the Board of Directors) may determine;

x. “Restricted Stock Unit” means an Award granted pursuant to Section 7 that entitles an Employee Participant to receive at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock at the end of a specified period. At the time of the grant, the Committee (or, with respect to a Director Award, the Board of Directors) shall determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee (or, with respect to a Director Award, the Board of Directors), any employment or service period that must be completed or performance criteria that must be satisfied as a condition to payment;

y. “Retirement” means (i) termination of employment on or after attaining age 55 and completion of at least five years of service with the Company, provided that Retirement shall not include termination of employment by reason of failure to maintain work performance standards, violation of Company policies or dishonesty or other misconduct prejudicial to the Company, or (ii) retirement from service as a member of the Board of Directors by a Non-Employee Director after five or more years of service as a Director Participant;

z. “Right” means a stock appreciation right to elect to receive shares of Common Stock with a fair market value, at the time of any exercise of such stock appreciation right, equal to the amount by which the fair market value of all shares subject to the Option (or part thereof) in respect of which such stock appreciation right was granted exceeds the exercise price of said Option (or part thereof) or, if approved by the Committee (or, with respect to a Director Award, the Board of Directors) at the time of grant and set forth in the Award, to receive from the Company, in lieu of such shares, the fair market value in cash, or to receive a combination of such shares and cash, as provided in Section 6, and shall also mean a stock appreciation right granted pursuant to Section 15(b); and

aa. “Subsidiary” means any corporation or entity, other than ACCO, in an unbroken chain of corporations or other entities beginning with ACCO, if each of the corporations or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Section 424(f) of the Code.

3.	Administration of Plan

The Plan shall be administered by the Committee whose members shall be appointed by the Board of Directors and consisting of at least three members of the Board of Directors. The Committee may from time to time make such Awards under the Plan to such Key Employees and in such form and having such terms, conditions and limitations as the Committee may determine. The Committee may delegate to an officer the right to designate Key Employees of the Company (other than the delegate or officers of ACCO) to be granted Options and Rights and other Awards and the number of shares of Common Stock or cash subject to Options and Rights and other Awards granted to each such Key Employee, provided that the aggregate number of the Options and Rights and other Awards so to be awarded and their terms and conditions shall be determined by the Committee. The members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act, must be independent directors under the New York Stock Exchange rules and must be outside directors for purposes of Section 162(m) of the Code. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules, and to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among eligible persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. The Committee may delegate to ACCO certain administrative, reporting and other similar tasks. Notwithstanding the foregoing, Director Awards shall be granted by, and shall be administered by, the Board of Directors.

4.	Limitations and Conditions

a. The total number of shares of Common Stock that may be made subject to Awards under the Plan, including Incentive Stock Options, is 4,200,000 shares, of which no more than 1,000,000 shares may be issued in respect of Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Other Stock-Based Awards and Rights. Such total number of shares may consist, in whole or in part, of unissued shares or reacquired shares. Not more than 500,000 shares of Common Stock may be made subject to Options or Rights under the Plan annually to any individual Participant, which limitation shall be applied in a manner consistent with the requirements of Section 162(m) of the Code. The foregoing numbers of shares may be increased or decreased by the events set forth in Section 12(a). In the event that the Company makes an acquisition or is a party to a merger or consolidation and ACCO assumes the options or other awards consistent with the purpose of this Plan of the company acquired, merged or consolidated which are administered pursuant to this Plan, shares of Common Stock subject to the assumed options or other award shall not count as part of the total number of shares of Common Stock that may be made subject to Awards under this Plan.

b. Any shares that have been made subject to an Award or Director Award that cease to be subject to the Award or Director Award (other than by reason of exercise or payment of the Award to the extent that it is settled in shares) shall again be available for award and shall not be considered as having been theretofore made subject to award. Any shares of Common Stock delivered upon exercise of an Option in payment of all or part of the Option, or delivered or withheld in satisfaction of withholding taxes with respect to an Award or Director Award, shall be additional shares available for award under the Plan. Any shares subject to option under an Option (or part thereof) that is cancelled upon exercise of a Right when settled wholly or partially in shares shall to the extent of such settlement in shares be treated as if the Option itself were exercised and such shares received in settlement of the Right shall no longer be available for grant.

c. No Award or Director Award shall be made or granted under the Plan after December 31, 2009, provided that no Award may be made to a Key Employee covered by Section 162(m) of the Code after the first annual stockholders’ meeting of ACCO following the first anniversary of the spin-off of ACCO by Fortune Brands Inc., but the terms of Awards and Director Awards granted on or before the expiration thereof may extend beyond such expiration. At the time an Award or Director Award is granted or amended or the terms or conditions of an Award or Director Awards are changed, the Committee (or, with respect to a Director Award, the Board of Directors) may provide for limitations or conditions on such Award or Director Award.

d. No Award or Director Award or portion thereof shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, except that an Option and related Right may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable Award or Director Award . A Right shall never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Option or Right shall be exercisable only by the Participant unless it has been transferred to an immediate family member of the holder or to a trust for the benefit of such immediate family members, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a “family member” shall have the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933.

e. No person who receives an Award or Director Award under the Plan which includes shares of Common Stock or the right to acquire shares of Common Stock (which may include shares of Restricted Stock or Restricted Stock Units pursuant to Section 7) shall have any rights of a stockholder (i) as to shares under option until, after proper exercise of the Option, such shares have been recorded on ACCO’s official stockholder records as having been issued or transferred, (ii) as to shares to be delivered following exercise of a Right until, after proper exercise of the Right and determination by the Committee (or, with respect to a Director Award, the Board of Directors) to make payment therefor in shares, such shares shall have been recorded on ACCO’s official stockholder records as having been issued or transferred, or (iii) as to shares included in Awards or Director Awards of Restricted Stock, Performance Awards or Other Stock-Based Awards, until such shares shall have been recorded on ACCO’s official stockholder records as having been issued or transferred.

f. ACCO shall not be obligated to pay any shares until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of such class at the time are listed nor until there has been compliance with such laws or regulations as ACCO may deem applicable. ACCO shall use its best efforts to effect such listing and compliance. No fractional shares shall be paid.

g. Nothing contained herein shall affect the right of the Company to terminate any Employee Participant’s employment at any time or for any reason.

h. Nothing contained herein shall be deemed to create the right in any Non-Employee Director to remain a member of the Board of Directors, to be nominated for reelection or to be reelected as such or, after claiming to be such a member, to receive any Director Award under the Plan to which he or she is not already entitled with respect to any year.

i. A Participant may elect to defer receipt of payment of an Award if permitted by, and in accordance with, the terms and conditions of any deferred compensation program adopted by ACCO.

5.	Director Awards

At such times as the Board may determine, the Board may in its sole discretion, award to each Non-Employee Director, or to one or more designated Non-Employee Directors, a Director Award which may be an award of Options, Rights, Restricted Stock, Restricted Stock Units, Performance Awards or other Stock-Based Awards, or any combination thereof. The terms and conditions of the Director Award shall be provided for in the Director Award which shall be consistent with the provisions of this Plan. The Board of Directors shall have the authority to administer and interpret Director Awards.

6.	Awards of Options and Rights

a. The terms and conditions with respect to each Award of Options, including each Option awarded to a Director Participant, and to each Director Option under the Plan shall be consistent with the following:

(i) The Option price per share shall not be less than Fair Market Value at the time the Option is granted.

(ii) Exercise of the Option shall be conditioned upon the Participant named therein having remained in the employ of the Company or in service as a Non-Employee Director, as applicable, for at least one year after the date of the grant of the Option and shall also be subject to the satisfaction of any performance criteria set forth in the Option; provided, however, that this condition shall not be applicable in the event of the death of the Participant or as otherwise provided in Section 12(b). The Option shall be exercisable in whole or in part from time to time during the period beginning at the completion of the required employment time, or the service period for a Director Participant, and satisfaction of any performance criteria as specified at the date of grant stated in the Option and ending at the expiration of ten years from the date of grant of the Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to Section 6(a)(iv). The agreement evidencing the Award shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value of shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee Participant during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For purposes of the foregoing, the Fair Market Value of any share shall be determined at the time of the Award of the Option. In the event the foregoing results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option.

(iii) Payment in full of the Option price shall be made upon exercise of each Option and may be made in cash, by the delivery of shares of Common Stock with a Fair Market Value equal to the Option price, provided the Participant has held such shares for a period of at least six months, or by a combination of cash and such shares that have been held by the Participant for a period of at least six months whose Fair

Market Value together with such cash shall equal the Option price. The Committee (or, with respect to a Director Award, the Board of Directors) may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee (or, with respect to a Director Award, the Board of Directors), and use the proceeds from such sale as payment of the purchase price of such shares.

(iv) If a Participant’s employment with the Company terminates or if a Participant’s status as a Non-Employee Director ceases other than by reason of the Participant’s death, Disability or Retirement, the Participant’s Option shall terminate and cease to be exercisable three months from the date of such termination or cessation of service except as otherwise provided in Section 12(b).

(v) If a Participant’s employment with the Company or status as a Non-Employee Director terminates by reason of death, Disability or Retirement, the Participant’s Option shall be nonforfeitable and continue to be exercisable for five years from the date of death, Disability or Retirement but not after the expiration date stated in the Option and shall cease to be exercisable thereafter, provided that a Nonqualified Stock Option may be exercised within one year from the date of death even if later than such expiration date.

(vi) In the case of a Participant whose principal employer is a Subsidiary, then such Participant’s employment shall be deemed to be terminated for purposes of this Section 6 as of the date on which such principal employer is no longer a Subsidiary.

(vii) Repricing of Options shall not be permitted. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option to lower its Option price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) canceling an Option at a time when its Option price is equal to or less than the Fair Market Value of the underlying stock in exchange for another Option, restricted stock or other equity award, unless the cancellation and exchange occurs in connection with an event set forth in Section 12. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

b. The Committee or its delegate authorized pursuant to Section 3, or the Board of Directors with respect to Non-Employee Directors, at the time of grant of an Option or at any time prior to the expiration of its term, may also grant, subject to the terms and conditions of the Plan, Rights in respect of all or part of such Option to the Participant who has been granted the Option, provided that at such time the Participant is a Non-Employee Director or a Key Employee;

c. The holder of an Option or Right who decides to exercise the Option or Right in whole or in part shall give notice to the Secretary of ACCO or his delegate of such exercise in writing on a form approved by the Committee (or, with respect to a Director Award, the Board of Directors). A notice exercising a Right shall also specify the extent, if any, to which the Participant elects to receive cash, and shall be subject to the determination by the Committee (or, with respect to a Director Award, the Board of Directors) as provided in Section 6(f). Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise, together with, in the case of exercise of an Option, payment in full of the Option price, is actually received and in the hands of the Secretary of ACCO or his delegate.

d. To the extent an Option is exercised in whole or in part, any Right granted in respect of such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a Right is exercised in whole or in part, the Option (or part thereof) in respect of which such Right was granted shall terminate and cease to be exercisable.

e. Subject to Section 15, a Right granted with an accompanying Option shall be exercisable only during the period in which the Option (or part thereof) in respect of which such Right was granted is exercisable.

f. To the extent that a Right may be settled in cash, the Committee (or, with respect to a Director Award, the Board of Directors) shall have sole discretion to determine the form in which payment will be made following exercise of a Right. All or any part of the obligation arising out of an exercise of a Right may be settled:

(i) by payment in shares of Common Stock with a fair market value equal to the cash that would otherwise be paid;

(ii) by payment in cash; or

(iii) by payment in a combination of such shares and cash.

g. To the extent that any Right that shall have become exercisable shall not have been exercised or cancelled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which its related Option is exercisable, provided that any conditions or limitations on its exercise (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed in Section 6(e)) are satisfied and the Right shall then have value. Such exercise shall be deemed to specify that, subject to determination by the Committee (or, with respect to a Director Award, the Board of Directors) as provided in Section 6(f) and the Right being authorized to be settled in cash, the holder elects to receive cash and that such exercise of a Right shall be effective as of the time of the exercise.

7.	Awards of Restricted Stock and Restricted Stock Units

a. The terms and conditions with respect to each Award of Restricted Stock under the Plan shall be consistent with the following:

(i) Restricted Stock Awards are subject to such restrictions as determined by the Committee (or, with respect to a Director Award, the Board of Directors) including but not limited to the continued employment or service of the Participant with the Company during a period set forth in the Award, or the achievement of one or more specific goals with respect to the performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or with respect to performance of that Participant over a specified period of time. The provisions of Awards of Restricted Stock need not be the same with respect to each Participant.

(ii) Awards of Restricted Stock shall be registered in the name of the Participant and shall be held in book-entry form subject to ACCO’s instructions until the terms, conditions and restrictions applicable to such Award lapse. The Committee (or, with respect to a Director Award, the Board of Directors) may require that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(iii) Shares of Restricted Stock shall be subject to the restrictions set forth in this Section 6(a)(iii).

A. Subject to the provisions of the Plan and the applicable Award, during the period established by the Committee (or, with respect to a Director Award, the Board of Directors) commencing on the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock.

B. Subject to Section 4(e) and except as provided in this Section 7(a)(iii), the Participant shall have, with respect to shares of Restricted Stock issued to such Participant under the Plan, all of the rights of a holder of Common Stock of ACCO, including the right to vote the shares and the right to receive any cash dividends. The Committee (or, with respect to a Director Award, the Board of Directors) may provide in the Award that cash dividends shall be automatically reinvested in additional shares of Common Stock which shall be treated as Restricted Stock under this Section 7 and dividends payable in Common Stock shall be treated as additional shares of Restricted Stock subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. The Committee (or, with respect to a Director Award, the Board of Directors) may also provide at the time of the Award that any dividends on other distributions paid with respect to the Restricted Stock while subject to the restrictions shall be accumulated, with or without interest, and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee (or, with respect to a Director Award, the Board of Directors) shall determine.

C. Except to the extent otherwise provided in this Section 7(a)(iii), in Section 12(c) or 12(d) or in the applicable Award, upon termination of a Participant’s employment or service with the Company for any reason other than death, Disability or Retirement during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant.

D. Except to the extent otherwise provided in the applicable Award, if the Participant’s employment or service shall terminate and cease by reason of Disability, Retirement or death, the Restriction Period with respect to any shares of Restricted Stock then held shall expire as of the date of such Disability, Retirement or death.

E. Unless otherwise provided in an Award, upon termination of a Participant’s employment or service with the Company by reason of death, Disability or Retirement, the Restricted Stock shall be payable but prorated for the portion of the Restricted Period ending on the date of death, Disability or Retirement.

F. Upon expiration of the Restriction Period with respect to any book entry credits of Restricted Stock without a prior forfeiture thereof, ACCO’s transfer agent will be notified that the transfer of such Restricted Stock shall no longer be subject to the terms, conditions and restrictions referred to in Section 6(a)(ii) hereof.

b. The terms and conditions with respect to each Award of Restricted Stock Units under the Plan shall be consistent with the following:

(i) At the time of the grant, the Committee (or, with respect to a Director Award, the Board of Directors) shall determine the factors which will govern the portion of the Award so payable, including, at the discretion of the Committee (or, with respect to a Director Award, the Board of Directors), any period of continued employment or service with the Company or any performance criteria that must be satisfied as a condition to payment.

(ii) Payment in respect of Restricted Stock Units shall be made no later than two and one-half months after the end of the calendar year in which the Participant becomes entitled to receive the Award or Director Award. Payment may be made in cash, in Common Stock valued at Fair Market Value on the date of satisfaction of the continued employment or performance criteria, or partly in cash and partly in Stock, as provided in the applicable Award.

(iii) Unless otherwise provided in an Award, upon termination of a Participant’s employment or service with the Company for reasons other than death, Disability of Retirement during the applicable restriction or Performance Period, all Restricted Stock Units shall be forfeited by the Participant.

(iv) Unless otherwise provided in an Award, upon termination of a Participant’s employment or service with the Company by reason of death, Disability or Retirement and if the performance criteria have been satisfied, the Restricted Stock Unit shall be payable but prorated for the portion of the restricted period ending on the date of death, Disability or Retirement.

8.	Performance Awards

The terms and conditions with respect to each Performance Award under the Plan shall be consistent with the following:

a. Performance Awards may be paid in cash, shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 7), or any combination thereof. The Committee (or, with respect to a Director Award, the Board of Directors) shall determine the nature, length and starting date of the Performance Period for each Performance Award which shall be at least two years (subject to Sections 12(c) and 12(d)) and shall determine the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon the following strategic, financial or, net assets share price performance goals: revenues; operating income; operating company contribution; cash flow; cash flow from operations; income before income taxes; income before income taxes, depreciation and amortization; income from continuing operations; net asset turnover; net income; earnings per share; earnings per share from continuing operations; economic value added; operating margin; return on equity, assets, net assets or net tangible assets; return on invested capital; return on capital employed; return on total capital; economic profit; working capital efficiency; cost reductions; improvement in cost of goods sold; inventory sales ratio; earnings growth; revenue growth, gross margin or total return to stockholders, whether applicable to the Company or any relevant Subsidiary or business unit, or any combination thereof, as the Committee may deem appropriate. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance factors and criteria. The terms of Performance Awards need not be the same with respect to each Participant. The Committee (or, with respect to a Director Award, the Board of Directors) shall determine for each Performance Award subject to such Performance Period the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 7), or combination thereof, to be received by the Participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Performance Awards are met. The factors must include a minimum performance standard below which no payment will be made and a maximum performance level above which no increased payment will be made. No Performance Awards having an aggregate maximum dollar value in excess of $5,000,000 or an aggregate maximum amount of Common Stock in excess of 500,000 shares shall be granted during any Performance Period to any individual Participant. To the extent that the performance criteria have been satisfied, a Performance Award shall be paid no later than two and one-half months after the end of the Performance Period.

b. The Committee (or, with respect to a Director Award, the Board of Directors) may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee (or, with respect to a Director Award, the Board of Directors) deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, provided that no adjustment shall be made which would result in an increase in the compensation of any Participant whose compensation is subject to the limitation on deductibility under Section 162(m) of the Code, or any successor provision, for the applicable year. The Committee (or, with respect to a Director Award, the Board of Directors) also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Committee (or, with respect to a Director Award, the Board of Directors) deems it appropriate, provided that no such reduction shall be made on or after the date of a Change in Control (as defined in Section 12(b)(iii)).

c. Except as otherwise provided in the applicable Award, if during a Performance Period a Participant’s employment or service with the Company terminates by reason of the Participant’s death, Disability or Retirement prior to the end of a Performance Period, such Participant shall be entitled to a pro rata payment with respect to each outstanding Performance Award assuming target performance but prorated for the number of days in the Performance Period prior to termination of employment.

d. Except as otherwise provided in Section 12(c) or 12(d) or in the applicable Award, if during a Performance Period a Participant’s employment or service with the Company terminates other than by reason of the Participant’s death, Disability or Retirement, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such Performance Period.

e. Payment shall be made in the form of cash or whole shares of Common Stock as the Committee (or, with respect to a Director Award, the Board of Directors) shall determine.

9.	Other Stock-Based Awards

The Committee (or, with respect to a Director Award, the Board of Directors) may grant other Awards under the Plan to Employee Participants or Director Participants pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock or Restricted Stock Units pursuant to Section 7) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purposes of the Plan. Any other Stock-Based Award shall be payable no later than two and one-half months after the end of the calendar year in which it becomes nonforfeitable.

10.	Dividend Equivalents

Any Awards (other than Awards of Options or Rights) under the Plan may, in the discretion of the Committee, (or, with respect to a Director Award, the Board of Directors) earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee (or, with respect to a Director Award, the Board of Directors) shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

11.	Transfers and Leaves of Absence

For purposes of the Plan: (a) a transfer of an Employee Participant’s employment without an intervening period from ACCO to a Subsidiary or vice versa, or from one Subsidiary or another entity in which ACCO owns, directly or indirectly, an equity interest to another, or vice versa, shall not be deemed a termination of employment and such Employee Participant shall be deemed to remain in the employ of the Company, and (b) an Employee Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

12.	Stock Adjustments, Change in Control and Divestitures

a. In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee (or, with respect to a Director Award, the Board of Directors) may make such adjustments in (i) the aggregate number of shares subject to the Plan and the number of shares that may be made subject to Awards to any individual Participant as set forth in Sections 8(a) and 4(a) as well as the aggregate number of shares that may be made subject to any type of Award, (ii) the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment or cessation of director status) and the Option price per share without any change in the aggregate Option price to be paid therefor upon exercise of the Option, (iii) the number and kind of Rights granted or that may be granted under the Plan, (iv) the number and kind of shares of outstanding Restricted Stock, (v) the number and kind of shares of Common Stock covered by a Performance Award, Restricted Stock Unit or Other Stock-Based Award, and (vi) the number of outstanding dividend equivalents, as the Committee (or, with respect to a Director Award, the Board of Directors) shall deem appropriate in the circumstances. The determination by the Committee (or, with respect to a Director Award, the Board of Directors) as to the terms of any of the foregoing adjustments shall be conclusive and binding.

b. Change in Control.

(i) In the event of a Change in Control (as defined in Section 12(b)(iii)), then each Option or Right held by a Participant that is not then exercisable shall become immediately exercisable and shall remain exercisable as provided in Section 6 notwithstanding anything to the contrary in the first sentence of Section 6(a)(ii). In addition, the Committee (or, with respect to a Director Award, the Board of Directors) may determine at the time of grant or at any time thereafter but prior to such Change in Control and provide in the Award representing the Option or Right, each Limited Right outstanding at the time of such Change in Control shall be deemed to be automatically exercised as of the date of such Change in Control or as of such other date during the 60-day period beginning on the date of such Change in Control as the Committee may determine prior to such Change in Control. In the event that the Limited Right is not automatically exercised, the Participant may during the 60-day period beginning on the date of the Change in Control (such 60-day period being herein referred to as the “Extended Exercise Period”), in lieu of exercising such Option or Right in whole or in part, exercise the Limited Right (or part thereof), if any, pertaining to such Option. Such Participant, whether the exercise is pursuant to his election or automatic pursuant to the terms hereof, shall be entitled to receive in cash an amount determined by multiplying the number of shares subject to such Option (or part thereof) by the amount by which the exercise price of each share is exceeded by the fair market value of such shares at the date of exercise. A Limited Right shall be exercised in whole or in part by giving written notice of such exercise on a form approved by the Committee (or, with respect to a Director Award, the Board of Directors) to the Secretary of ACCO or his delegate, except that no such written notice shall be required in the event such Limited Right is automatically exercised pursuant to the terms hereof. The exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise is actually received and in the hands of the Secretary of ACCO or his delegate. In the event the last day of an Extended Exercise Period shall fall on a day that is not a business day, then the last day thereof shall be deemed to be the next following business day. To the extent an Option or a Right pertaining thereto is exercised in whole or in part, the Limited Right in respect of such Option shall terminate and cease to be exercisable. To the extent a Limited Right is exercised in whole or in part, the Option (or part thereof) to which such Limited Right pertains and the Right (or part thereof) pertaining to such Option (or part thereof) shall terminate and cease to be exercisable.

(ii) Notwithstanding anything to the contrary in the first sentence of Section 6(a)(ii) or in Section 6(a)(iv), the provisions of this Section 12(b)(ii) will be applicable in the event of a termination of a Participant’s employment or status as a member of the Board of Directors on or after a Change in Control and prior to the expiration of the Extended Exercise Period applicable thereto. No Option, Right or Limited Right held by a Participant shall terminate or cease to be exercisable as a result of his termination of employment or as a member of the Board of Directors on or after a Change in Control and prior to the expiration of the Extended Exercise Period applicable thereto, but shall be exercisable throughout the Extended Exercise Period applicable thereto; provided, however, that in no event shall any Option or Right be exercisable after ten years from its date of grant (except in the event of death as provided in Section 6(a)(iv)). However, in the event such Option or Right has not, on the date of termination, been held for more than six months from the date of its grant, the preceding sentence shall apply only if such Participant has been terminated other than for just cause (as hereinafter defined) or has voluntarily terminated his employment or service because he in good faith believes that as a result of such Change in Control he is unable effectively to discharge his duties or the duties of the position he occupied immediately prior to such Change in Control or because of a diminution in his aggregate compensation or in his aggregate benefits below that in effect immediately prior to such Change in Control. For purposes hereof, termination shall be for “just cause” only if such termination is based on fraud, misappropriation or embezzlement on the part of the Participant which results in a final conviction of a felony. Nothing in this Section 12(b) shall impair any rights otherwise provided in the Plan in respect of a Participant’s Options or Rights in the event of his death, disability or Retirement.

(iii) A “Change in Control” shall be deemed to have occurred if (A) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on July 25, 2005) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on July 25, 2005), of 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”) of ACCO, excluding, however, the following: (1) any acquisition directly from ACCO, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from ACCO, (2) any acquisition by ACCO or a Subsidiary of ACCO, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by ACCO or entity controlled by ACCO, or (4) any acquisition pursuant to a transaction that complies with clauses (1), (2) and (3) of Section 12(b)(iii)(C); (B) individuals who constitute the Board of Directors of ACCO immediately subsequent to the spin-off of ACCO by Fortune Brands, Inc. (“Fortune”) (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to such spin-off whose election, or nomination for election by ACCO’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of ACCO or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the ACCO Board of Directors; (C) ACCO shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of ACCO shall be sold or otherwise acquired by, another corporation or entity unless, as a result thereof, (1) the stockholders of ACCO immediately prior thereto shall beneficially own, directly or indirectly, at least 60% of the combined Voting Securities of the surviving, resulting or transferee corporation or entity (including, without limitation, a corporation that as a result of such transaction owns ACCO or all or substantially all of ACCO’s assets either directly or through one or more subsidiaries) (“Newco”) immediately thereafter in substantially the same proportions as their ownership immediately prior to such corporate transaction, (2) no person beneficially owns (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder (as in effect on July 25, 2005)), directly or indirectly, 20% or more, of the combined Voting Securities of Newco immediately after such corporate transaction except to the extent that such ownership of ACCO existed prior to such corporate transaction and (3) more than 50% of the members of the Board of Directors of Newco shall be Incumbent Directors; or (D) the stockholders of ACCO approve a complete liquidation or dissolution of ACCO.

(iv) Notwithstanding the foregoing, none of Lane Industries, Inc., a Delaware corporation (“Lane”) or its Affiliates and Associates shall be deemed to be a person triggering a “Change in Control” as that term is defined in Section 12(b)(iii)(A) hereof, unless Lane and its Affiliates and Associates are or become the beneficial owners (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on July 25, 2005), of a percentage of the shares of Common Stock then outstanding equal to (A) the percentage they collectively own immediately after the Merger, plus (B) 5%.

(v) Notwithstanding the foregoing, a person shall not be deemed to be a person triggering a “Change in Control” as that term is defined in Section 12(b)(iii)(A) hereof solely by reason of the acquisition of shares of Common Stock from Lane as part of the exercise of remedies under the Amended and Restated Pledge Agreement dated as of April 26, 2002, as amended, between Lane and Harris Trust and Savings Bank, as agent (the “Pledge Agreement”) following an Event of Default (as such term is defined in the Pledge Agreement).

(vi) Notwithstanding the foregoing, neither Fortune nor any Affiliate or Associate of Fortune shall be deemed to be a person triggering a “Change in Control” as that term is defined in Section 12(b)(iii)(A) hereof as a result of its ownership of capital stock of ACCO prior to the pro rata distribution of shares of Common Stock by Fortune to its stockholders.

c. Notwithstanding any other provision of the Plan, in the event that an Employee Participant’s employment or a Director Participant’s service is terminated on or after a Change in Control (as defined in Section 12(b)(iii)) (x) by the Company other than for just cause (as defined in Section 12(b)(ii)) or (y) by a Participant because the Participant in good faith believes that as a result of such Change in Control he is unable effectively to discharge his duties or the duties of the position he occupied immediately prior to such Change in Control or because of a diminution in his aggregate compensation or in his aggregate benefits below that in effect immediately prior to such Change in Control:

(i) with respect to shares of Restricted Stock then outstanding, the Restriction Period with respect to such shares shall be deemed satisfied as of the date such Participant’s employment or service is so terminated, but only as to that portion of such shares as is equivalent to the portion of the Restriction Period applicable thereto that has been satisfied as of such date without regard to this Section 12(c)(i) and, as of such date, the portion of such shares as to which the Restriction Period is deemed satisfied pursuant to this Section 12(c)(i) shall become nonforfeitable and all other of such shares shall be forfeited; and

(ii) with respect to Performance Awards, Restricted Stock Units and Other Stock-Based Awards, including shares of Common Stock covered thereby, unless otherwise provided in the Award or Director Award, all such Performance Awards, Restricted Stock Units and Other Stock-Based Awards shall become nonforfeitable and shall be paid out on the date such Participant’s employment is so terminated (A) as if all Performance Periods or other conditions or restrictions applicable thereto had been completed or satisfied, the maximum performance or other objectives with respect thereto had been attained and all Awards and Director Awards granted with respect thereto had been fully earned, but (B) prorated for the portion of any relevant Performance Period or other period ending on the date such Participant’s employment is so terminated.

d. In the case of an Employee Participant whose principal employer is a Subsidiary, then such Employee Participant’s employment shall be deemed to be terminated for purposes of Sections 7 through 10 as of the date on which such principal employer ceases to be a Subsidiary (the “Divestiture Date”) and, except to the extent otherwise determined by the Committee and set forth in the applicable Award:

(i) with respect to shares of Restricted Stock held by such Employee Participant, the Restriction Period shall be deemed satisfied as of the Divestiture Date, but only as to that portion of such shares as is equivalent to the portion of the Restriction Period applicable thereto that has been satisfied as of the Divestiture Date without regard to this Section 12(d)(i); as of the Divestiture Date, the portion of such shares as to which the Restriction Period is deemed satisfied pursuant to this Section 12(d)(i) shall become nonforfeitable and all other of such shares shall be forfeited; and

(ii) with respect to Performance Awards, Restricted Stock Units and Other Stock-Based Awards, including shares of Common Stock covered thereby, all such Performance Awards, Restricted Stock Units and Other Stock-Based Awards shall become nonforfeitable and shall be paid out on the Divestiture Date (A) as if all Performance Periods or other conditions or restrictions applicable thereto had been completed or satisfied, the maximum performance or other objectives with respect thereto had been attained and all Awards granted with respect thereto had been fully earned, but (B) prorated for the portion of the relevant Performance Period or other period ending on the Divestiture Date, all as determined by the Committee.

In the event of a termination of the Plan, then each Participant’s employment or service shall be deemed to be terminated for purposes of Sections 6 through 9 as of the date of such termination of the Plan and, except to the extent otherwise determined by the Committee (or, with respect to a Director Award, the Board of Directors) and set forth in the applicable Award or Director Award, the foregoing provisions of clauses (i) and (ii) of this Section 12(d) shall apply to such Participant’s shares of Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards with the same effect as if the date of such termination of the Plan were a Divestiture Date.

13.	Detrimental Activity

If a Participant engaged in detrimental activity (as hereinafter defined) at any time (whether before or after termination of employment), any Award or Director Award that has not been paid to such Participant prior to the date such activity has been determined by the Committee (or, with respect to a Non-Employee Director, the Board of

Directors) to constitute detrimental activity shall be forfeited and shall never become payable. For purposes of this Section 13, “detrimental activity” shall mean willful, reckless or grossly negligent activity that is determined by the Committee (or with respect to a Non-Employee Director, the Board of Directors), on a case-by-case basis, to be detrimental to or destructive of the business or property of ACCO or any Subsidiary. Any such determination shall be conclusive and binding for the purposes of the Plan. Notwithstanding the foregoing, no Award or Director Award shall be forfeited or become not payable by virtue of this Section 13 on or after the date of a Change in Control (as defined in Section 12(b)(iii)).

14.	Amendment and Termination

a. The Board of Directors shall have the power to amend the Plan, including the power to change the amount of the aggregate Fair Market Value of the shares subject to Incentive Stock Options first exercisable in any calendar year under Section 6 to the extent provided in Section 422, or any successor provision, of the Code. It shall not, however, except as otherwise provided in the Plan, without approval of the stockholders of ACCO, increase the maximum number of shares authorized for the Plan, nor change the class of eligible employees to other than Key Employees, nor change the class of eligible recipients of Director Awards to other than Non-Employee Directors, nor reduce the basis upon which the minimum Option price is determined, nor amend Section 6(a)(vi), nor extend the period within which Awards or Director Awards under the Plan may be granted, nor provide for an Option that is exercisable more than ten years from the date it is granted except in the event of death. It shall have no power to change the terms of any Award or Director Award theretofore granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award or Director Awards.

b. The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination shall affect Awards then in effect except as provided in Section 12(d).

15.	Foreign Options and Rights

a. The Committee or its delegate authorized pursuant to Section 3 (or, with respect to a Director Award, the Board of Directors) may grant Awards to Key Employees or Director Options to Non-Employee Directors who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws. Awards of

Options may have terms and conditions that differ from Incentive Stock Options and Nonqualified Stock Options for the purposes of complying with the foreign tax laws, provided that the Committee and not its delegate (or, with respect to a Director Award, the Board of Directors) shall determine the terms and conditions thereof.

b. The Committee or its delegate authorized pursuant to Section 3 (or, with respect to a Director Award, the Board of Directors) may grant stock appreciation rights to Participants without the grant of an accompanying Option if the Participants are subject at the time of grant to the laws of a jurisdiction that prohibits them from owning Common Stock. The Rights shall permit the Participants to receive, at the time of any exercise of such Rights, cash equal to the amount by which the fair market value of all shares of Common Stock in respect to which the Right was granted exceeds the exercise price thereof.

c. The terms and conditions of Options and Rights granted under Sections 15(a) and 15(b) may differ from the terms and conditions which the Plan would require to be imposed upon Incentive Stock Options, Nonqualified Stock Options and Rights if the Committee (or, with respect to a Director Award, the Board of Directors) determines that the grants are desirable to promote the purposes of the Plan for the Key Employees or Non-Employee Directors identified in Sections 15(a) and 15(b); provided that the Committee may not grant such Options or Rights that do not comply with the limitations of Section 14(a).

16.	Taxes

ACCO shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of ACCO to deliver shares upon the exercise of an Option or Right, upon payment of a Performance Award, upon delivery of Restricted Stock or upon exercise, settlement or payment of Restricted Stock Units or any Other Stock-Based Award that the Participant pay to ACCO such amount as may be requested by ACCO for the purpose of satisfying any liability for such withholding taxes. Any Award or Director Award Agreement or agreement between ACCO and a Participant that sets forth the terms, conditions and limitations applicable to an Award or Director Award, may provide that the Participant may elect, in accordance with any conditions set forth in such Award or Director Award, to pay any withholding taxes in shares of Common Stock.

17.	Effective Date

The Plan shall be effective on and as of July 25, 2005 upon the approval thereof by the majority stockholder of ACCO and the Compensation and Stock Option Committee of ACCO’s majority stockholder.